NINTH AMENDMENT OF
CONSTRUCTION LOAN AGREEMENT

THIS NINTH AMENDMENT OF CONSTRUCTION LOAN AGREEMENT ("Amendment") is made this 25th day of May, 2011 between FIRST NATIONAL BANK OF OMAHA, a national banking association ("Bank") and CARDINAL ETHANOL, LLC, an Indiana limited liability company("Borrower"). This Amendment amends that certain Construction Loan Agreement dated December 19, 2006 between Bank and Borrower (as amended, the "Loan Agreement").

WHEREAS, pursuant to the Loan Agreement and the other Loan Documents, Bank extended the Construction Loan, Revolving Loan and other financial accommodations and extensions of credit described in the Loan Agreement to Borrower, all as more fully described in the Loan Agreement;

WHEREAS, pursuant to that certain that certain First Amendment of Construction Loan Agreement dated August 22, 2007, a revised Total Project Cost Statement was attached to the Loan Agreement as Exhibit G and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Second Amendment of Construction Loan Agreement dated December 18, 2007, the Loan Termination Date applicable to the Revolving Note was extended to December 17, 2008 and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Third Amendment of Construction Loan Agreement dated July 31, 2008 (the "Third Amendment"), Bank extended to Borrower the Corn Oil Extraction Loan in the principal amount of $3,600,000.00 and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Fourth Amendment of Construction Loan Agreement dated December 17, 2008, the Loan Termination Date of the Revolving Loan was extended to December 16, 2009, the Borrowing Base was modified, the interest rate on certain Loans was modified and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Fifth Amendment of Construction Loan Agreement dated October 30, 2009, the limitations on Borrower's capital expenditures for Borrower's 2010 fiscal year was increased, the Excess Cash Flow payment application was modified, the financial covenants were modified and the Loan Agreement was otherwise amended as provided for therein; and

WHEREAS, pursuant to that certain Sixth Amendment of Construction Loan Agreement dated December 16, 2009, the Loan Termination Date of the Revolving Loan was extended to February 16, 2010 and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Seventh Amendment of Construction Loan Agreement dated February 14, 2010, the Loan Termination Date applicable to the Revolving Note was extended from February 16, 2010 to February 15, 2011, the interest rate charged on the Revolving Loan was modified, the capital expenditures covenant was modified, and the Loan Agreement was otherwise amended as provided for therein;

WHEREAS, pursuant to that certain Eighth Amendment of Construction Loan Agreement dated February 15, 2011, the Loan Termination Date applicable to the Revolving Note was extended to February 14, 2012, the interest rate and definitions relating to the interest rate on the Loans were modified, the

Borrowing Base was modified and the Loan Agreement was otherwise amended as provided for therein; and

WHEREAS, the Borrower has requested, and under the terms of this Amendment Bank has agreed, to increase the maximum principal amount of the Revolving Loan to $15,000,000.00 and to otherwise amend the Loan Agreement as provided for herein.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

1.Capitalized terms used herein shall have the meaning given to such terms in the Loan Agreement, unless specifically defined herein.

2.The Recital to the Loan Agreement is hereby amended to delete the reference to Ten Million and No/100 Dollars ($10,000,000.00) as the principal amount of the Revolving Loan and inserting in lieu thereof Fifteen Million and No/100 Dollars ($15,000,000.00).

3.    The opening paragraph of Section 2.8 of the Loan Agreement is hereby amended to delete the reference to $10,000,000.00 as the principal amount of the Revolving Loan and inserting in, lieu thereof $15,000,000.00. In addition, the first sentence of Section 2.8.1 of the Loan Agreement is hereby amended to delete the reference to $10,000,000.00 as the principal amount of the Revolving Loan and inserting in lieu thereof $15,000,000.00. To further evidence such increase in the maximum principal amount of the Revolving Loan, Borrower shall execute and deliver to Bank a Sixth Amended and Restated Revolving Promissory Note dated of even date with this Amendment. From and after the date of this Amendment, any reference to the Revolving Note in the Loan Agreement and the other Loan Documents shall be amended to refer to such Sixth Amended and Restated Revolving Promissory Note. The other Loan Documents and any other references in the Loan Agreement to the principal amount of the Revolving Loan are hereby amended by deleting any references therein to $10,000,000.00 as the principal amount of the Revolving Loan and inserting in lieu thereof $15,000,000.00.

4.     This Amendment shall not be effective until Bank shall have received each of the following (each in form and substance acceptable to Bank) or the following conditions have been satisfied:

(a).This Amendment, duly executed by Borrower.

(b).The Sixth Amended and Restated Revolving Note duly executed by Borrower.

(c).    A Second Amendment of Construction Loan Mortgage, Security
Agreement, Assignment of Leases and Rents and Fixture Financing Statement reflecting the increase in the maximum principal amount of the Revolving Loan pursuant to this Amendment.

(d)    A Secretary Certificate and appropriate resolutions authorizing the transactions contemplated in this Amendment.

(e).    Such other matters as Bank may reasonably require.

5.    Except as modified and amended herein, all other terms, provisions, conditions and obligations imposed under the terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and affirmed by Borrower. To the extent necessary, the other provisions of the Loan Agreement and the other Loan Documents are hereby amended to be consistent with the terms of this Amendment.

6.    Borrower certifies and reaffirms by its execution hereof that the representations and warranties set forth in the Loan Agreement and the other Loan Documents are true as of this date, and that no Event of Default under the Loan Agreement or any other Loan Document, and no event which, with the giving of notices or passage of time or both, would become such an Event of Default, has occurred as of execution hereof.

7.    This Amendment may be executed simultaneously in several counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

FIRST NATIONAL BANK OF
OMAHA, a national banking
association

By:     /s/ Fallon Savage
Title:     Vice President

CARDINAL ETHANOL, LLC, an
Indiana limited liability company

By: /s/ Jeffrey L. Painter
Jeff Painter, President

By: /s/ Dale Schwieterman
Title: Director